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                                                                  Exhibit 99.1

[    LOGO HERE     ]                                 P R E S S   R E L E A S E
FOR MORE INFORMATION:
Dennis Vohs, Ross Systems, 770/351-9600, Ext. 3058



                       ROSS SYSTEMS ISSUES SUBORDINATED
                            CONVERTIBLE DEBENTURES


ATLANTA, GEORGIA, FEBRUARY 10, 1998 - Ross Systems, Inc. (NASDAQ: ROSS), a leading supplier of business software solutions for the client/server market, announced today that it had completed an agreement for the issuance of up to $10,000,000 in subordinated convertible debentures to a group of institutional investors. Rochon Capital Group, Ltd. acted as placement agent in the transaction.

"We are pleased to complete the agreements," said Dennis V. Vohs, Ross' Chairman and CEO. "In addition to improving our balance sheet and, in turn, increasing prospective customers' confidence in our financial strength, the financing will also lower our debt service expense."

ROSS SYSTEMS, INC. DEVELOPS, MARKETS AND SUPPORTS A BROAD RANGE OF CLIENT/SERVER BUSINESS SOLUTIONS, INCLUDING FINANCIALS, MANUFACTURING, MAINTENANCE, DISTRIBUTION, SUPPLY CHAIN MANAGEMENT, TRANSPORTATION MANAGEMENT, MATERIALS MANAGEMENT, AND HUMAN RESOURCES APPLICATIONS, AS WELL AS COMPREHENSIVE APPLICATION DEVELOPMENT PRODUCTS. ROSS SYSTEMS PRODUCTS ARE AVAILABLE FOR THE FOLLOWING OPEN SYSTEMS ENVIRONMENTS: HEWLETT-PACKARD'S HP-UX; IBM'S RS/6000; AND DIGITAL'S ALPHA ARCHITECTURE, FUJITSU DS-90 UNIX, SIEMENS NIXDORF, OPEN VMS, DIGITAL UNIX AND MICROSOFT WINDOWS NT SUPPORT FOR THE INTEL AND ALPHA CHIPS. MORE THAN 3,000 COMPANIES AROUND THE WORLD USE BUSINESS SOLUTIONS FROM ROSS SYSTEMS TO RUN THEIR OPERATIONS.

ROSS SYSTEMS EMPLOYS 550 PROFESSIONALS IN OFFICES AROUND THE WORLD TO SERVE ITS CUSTOMER. CORPORATE HEADQUARTERS ARE LOCATED AT TWO CONCOURSE PARKWAY, SUITE 800, ATLANTA, GEORGIA 30328. PLEASE VISIT ROSS SYSTEMS WORLD WIDE WEB SITE AT HTTP://WWW.ROSSINC.COM.